                                                                  EXHIBIT 10.4

                                     FORM OF
                              TAX SHARING AGREEMENT


This Agreement is entered into as of ______, 2000 by and between Motorola Inc., a Delaware corporation ("MINC"), and Propel Inc., a Delaware corporation and a wholly owned subsidiary of MINC ("Propel") (MINC and Propel are sometimes collectively referred to herein as the "Companies"). Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                    RECITALS

WHEREAS, the Board of Directors of MINC has determined that it would be appropriate and desirable to completely separate the Propel Business from MINC;

WHEREAS, MINC has caused Propel to be incorporated in order to effect such separation;

WHEREAS, as of the date hereof, MINC is the common parent of an affiliated group of corporations, including Propel, which has elected to file consolidated Federal income tax returns;

WHEREAS, MINC and Propel have entered into the Master Separation Agreement, effective as of ____________, 2000, pursuant to which MINC has contributed and transferred to Propel, and Propel has received and assumed, the assets and liabilities then associated with the Propel Business as described therein;

WHEREAS, MINC and Propel have entered into the IPO and Distribution Agreement, effective as of ____________, 2000, pursuant to which MINC and Propel contemplate that Propel shall consummate the Initial Public Offering;

WHEREAS, Propel and its subsidiaries may cease to be members of the affiliated group (as that term is defined in Section 1504 of the Code) of which MINC is the common parent (the "Deconsolidation"); and

WHEREAS, the Companies desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the Initial Public Offering, and to provide for and agree upon other matters relating to Taxes;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

SECTION 1 DEFINITION OF TERMS. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

"ACCOUNTING CUTOFF DATE" means, with respect to Propel, any date as of the end of which there is a closing of the financial accounting records for such entity.

"ACCOUNTING FIRM" shall have the meaning provided in Section 14.

"ADJUSTMENT REQUEST" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

"AFFILIATE" means any entity that is directly or indirectly "controlled" by either the person in question or an Affiliate of such person. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Separation.

"AGREEMENT" shall mean this Tax Sharing Agreement.

"ALLOCATED FEDERAL TAX LIABILITY" shall have the meaning provided in Section 5.01(b)(i).

"CARRYBACK" means any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried from one Tax Period to another Tax Period under the Code or other applicable Tax Law.

"CHANGE OF CONTROL" shall mean the earlier to occur of (i) the sale of substantially all of Propel's assets or (ii) a merger, consolidation or reorganization of Propel with or involving any other corporation whereby such corporation is the surviving entity if shareholders of Propel immediately prior to such merger, consolidation or reorganization do not own 50% or more of the combined voting power of the surviving corporation voting stock immediately after such merger, consolidation or reorganization.

"CODE" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

"COMPANIES" means MINC and Propel, collectively, and "COMPANY" means either MINC or Propel.

"CONSOLIDATED OR COMBINED INCOME TAX" means any Income Tax computed by reference to the assets and activities of members of more than one Group.

"CONSOLIDATED OR COMBINED STATE INCOME TAX" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

"CUMULATIVE FEDERAL TAX PAYMENT" shall have the meaning provided in Section 5.01(b)(ii).

"DECONSOLIDATION DATE" means the last date on which Propel qualifies as a member of the affiliated group (as defined in Section 1504 of the Code) of which MINC is the common parent.

"DECONSOLIDATION" shall have the meaning provided in the Recitals.

"FEDERAL INCOME TAX" means any Tax imposed by Subtitle A or F of the Code.

"FOREIGN INCOME TAX" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

"GROUP" means the MINC Group or the Propel Group, or both, as the context requires.

"INCOME TAX" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

"INITIAL PUBLIC OFFERING" has the meaning set forth in the IPO and Distribution Agreement.

"IPO AND DISTRIBUTION AGREEMENT" means the Initial Public Offering and Distribution Agreement, as amended from time to time, by and between MINC and Propel dated ______, 2000.

"JOINT ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither a Propel Adjustment nor a MINC Adjustment.

"MASTER SEPARATION AGREEMENT" means the agreement, as amended from time to time, (to which this Tax Sharing Agreement is attached as an exhibit) setting forth the corporate transactions required to effect the transfer of the Propel Business.

"MINC" shall have the meaning provided in the first sentence of this Agreement.

"MINC ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent MINC would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

"MINC FEDERAL CONSOLIDATED RETURN" means (1) any United States federal Tax Return for the affiliated group (as that term is defined in Code Section 1504) of which MINC is the common parent for Tax Periods ending on or before the date of the Initial Public Offering and (2) any United States federal Tax Return for the affiliated group (as that term is defined in Code Section 1504) that includes MINC as the common parent and includes any member of the Propel Group.

"MINC GROUP" means MINC and its Affiliates, excluding any entity that is a member of the Propel Group.

 "PAYMENT DATE" means (i) with respect to any MINC Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Consolidated or Combined State Income Tax, the corresponding dates determined under the applicable Tax Law.

"POST-DECONSOLIDATION PERIOD" means any Tax Period beginning after the Deconsolidation Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Deconsolidation Date.

"PRE-DECONSOLIDATION PERIOD" means any Tax Period ending on or before the Deconsolidation Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Deconsolidation Date.

"PRIME RATE" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

"PROHIBITED ACTION" shall have the meaning provided in Section 11.

"PROPEL" shall have the meaning provided in the first sentence of this Agreement.

"PROPEL ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Propel would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

"PROPEL BUSINESS" has the meaning set forth in the Master Separation Agreement.

"PROPEL GROUP" means Propel and its Affiliates, as determined immediately after the Separation.

"PROPEL GROUP PRIOR FEDERAL TAX LIABILITY" shall have the meaning provided in
Section 2.02(b)(ii).

"PROPEL GROUP PRIOR STATE TAX LIABILITY" shall have the meaning provided in
Section 2.03(b)(ii)(B).

"PROPEL GROUP RECOMPUTED FEDERAL TAX LIABILITY" shall have the meaning provided in Section 2.02(b)(i).

"PROPEL GROUP RECOMPUTED STATE TAX LIABILITY" shall have the meaning provided in
Section 2.03(b)(ii)(A).

"REQUESTED PARTY" shall have the meaning provided in Section 11.

"REQUESTING PARTY" shall have the meaning provided in Section 11.

"RESPONSIBLE COMPANY" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

"RESTRUCTURING TAX" means the Taxes described in Sections 2.05(a)(ii) or 2.05(a)(iii) (relating to Tax resulting from any income or gain recognized as a result of the Transactions).

"RULING REQUEST" means any letter filed by MINC with the Internal Revenue Service or any other tax authority requesting a ruling from such tax authority regarding certain tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

"SEPARATE COMPANY TAX" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

"SEPARATION" means the series of transactions that culminate in the transfer of the Propel Business to Propel.

"STATE INCOME TAX" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income.

"STRADDLE PERIOD" means any Tax Period that begins on or before and ends after the Deconsolidation Date.

"TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

"TAX AUTHORITY" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

"TAX BENEFIT" means any refund, credit, or other reduction in otherwise required Tax payments.

"TAX CONTEST" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund) for any Tax Period ending on or before the Deconsolidation Date or any Straddle Period.

"TAX CONTEST COMMITTEE" shall have the meaning provided in Section 9.02(b).

"TAX ITEM" means, with respect to any Income Tax, any item of income, gain, loss, deduction, or credit.

"TAX LAW" means the law of any governmental entity or political subdivision thereof relating to any Tax.

"TAX OPINIONS/RULINGS" has the same meaning set forth IPO and Distribution Agreement.

"TAX PERIOD" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

"TAX RECORDS" means Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

"TAX RETURN" means any report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

"TRANSACTIONS" means the transactions contemplated by the Master Separation Agreement and the IPO and Distribution Agreement.

"TREASURY REGULATIONS" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

SECTION 2.    ALLOCATION OF TAX LIABILITIES.

SECTION 2.01  GENERAL RULE

(a) MINC LIABILITY. MINC shall be liable for Taxes not specifically allocated to Propel under this Section 2. MINC shall indemnify and hold harmless the Propel Group from and against any liability for Taxes for which MINC is liable under this Section 2.

(b) PROPEL LIABILITY. Propel shall be liable for, and shall indemnify and hold harmless the MINC Group from and against any liability for, Taxes which are allocated to Propel under this Section 2.

SECTION 2.02 ALLOCATION OF UNITED STATES FEDERAL INCOME TAX. Except as provided in Section 2.05:

         (a) ALLOCATION OF TAX RELATING TO MINC FEDERAL CONSOLIDATED RETURNS FILED AFTER THE DATE OF THE INITIAL PUBLIC OFFERING. With respect to any MINC Federal Consolidated Return in which Propel is included and which is filed after the date of the Initial Public Offering, the liability of Propel with respect to such Tax Return shall be the amount (if any) of Taxes for which Propel would have been liable for that year (or if Propel is included in the MINC Federal Consolidated Return for only a portion of the taxable year, only for the activities of Propel for such portion of the taxable year), computed as though the Propel Group had filed a separate consolidated Tax Return in each and every Tax Period governed by this Agreement. Net operating losses or other Tax attributes attributable to the Propel Group in any Tax Period ending after the effective date of this Agreement shall be taken into account for purposes of determining the amount of Tax liability allocated to Propel for a subsequent Tax period, except to the extent that all or a portion of such net operating losses or other Tax attributes were
(i) previously taken into account in making such determination of the amount of Tax liability allocated to Propel in any Tax period ending after the effective date of this Agreement or (ii) used to reduce the consolidated Tax liability attributable to members of the MINC Group in accordance with the penultimate sentence of this paragraph. Any amount so allocated to the Propel Group shall be a liability of Propel to MINC under this Section 2, regardless of whether or not such amount exceeds the total Tax liability shown on the MINC Federal Consolidated Return. If, with respect to any MINC Federal Consolidated Return filed after the date of the IPO for a tax period ending on or after the IPO, the Propel Group has a net operating loss or other Tax attribute that reduced the consolidated Tax liability on the MINC Federal Consolidated Return below the amount that would have been payable if the Propel Group had not incurred such loss or other Tax attribute, then MINC shall be liable to Propel for the amount of the reduction so computed, except to the extent that all or a portion of such net operating losses or other Tax attributes were previously taken into account in reducing the amount of Tax liability allocated to Propel in any Tax period ending after the effective date of this Agreement. Amounts described in Code
Section 1561 (relating to limitations on certain multiple benefits) shall be divided equally among the members of the MINC Group and the members of the Propel Group to the extent permitted by the Code.

         (b) ALLOCATION OF MINC FEDERAL CONSOLIDATED RETURN TAX ADJUSTMENTS. If there is any adjustment to the reported Tax liability with respect to any MINC Federal Consolidated Return, or to such Tax liability as previously adjusted, Propel shall be liable to MINC for the excess (if any) of--

                  (i) the consolidated Tax liability of the Propel Group computed as if all members of the Propel Group included in the Tax Return had filed a separate consolidated Tax Return for such members based on the Tax Items of such members as so adjusted for such tax year (or if Propel is included in the MINC Federal Consolidated Return for only a portion of the year, only for the activities of Propel for such portion of the year) (the "Propel Group Recomputed Federal Tax Liability"); over

                  (ii) the consolidated Tax liability of the Propel Group computed as if such members of the Propel Group had filed a separate consolidated Tax Return for such members based on the Tax Items of such members as reported for such tax year (or if Propel is included in the MINC Federal Consolidated Return for only a portion of the year, only for the activities of Propel for such portion of the year) (or, if applicable, as previously adjusted) (the "Propel Group Prior Federal Tax Liability").

If the Propel Group Prior Federal Tax Liability exceeds the Propel Group Recomputed Federal Tax Liability, MINC shall be liable to Propel for such excess. For purposes of this Section 2.02(b), if the Propel Group has a net operating loss after taking into account the adjustments allocable to such Group (or if it had a net operating loss based on Tax Items as reported, or, if applicable, as previously adjusted), the Propel Group Recomputed Federal Tax Liability (or, if applicable, the Propel Group Prior Federal Tax Liability) shall be less than zero to the extent such net operating loss produces (or produced) a Tax Benefit in consolidation for the applicable Tax Period. For purposes of this paragraph, the determination and payment of estimated Taxes (including the determination and payment of any Tax required to be paid with a request for an extension of time to file a Tax Return) shall not be treated as an adjustment to Tax liability with respect to any MINC Federal Consolidated Return.

SECTION 2.03    ALLOCATION  OF STATE  INCOME  TAXES.  Except as provided in
Section  2.05,  State  Income Taxes shall be allocated as follows:

         (a) SEPARATE COMPANY TAXES. In the case of any State Income Tax which is a Separate Company Tax, Propel shall be liable for such Tax imposed on any members of the Propel Group.

         (b) CONSOLIDATED OR COMBINED STATE INCOME TAXES. In the case of any Consolidated or Combined State Income Tax, the liability of Propel with respect to such Tax Return for any Tax Period shall be computed as follows:

                  (i) ALLOCATION OF TAX REPORTED ON TAX RETURNS FILED AFTER THE DATE OF THE INITIAL PUBLIC OFFERING. In the case of any Consolidated or Combined State Income Tax Return filed after the date of the Initial Public Offering, Propel shall be liable to MINC for the State Income Tax liability computed as if all members of the Propel Group included in the computation of such Tax had filed a Consolidated or Combined State Income Tax Return for such Propel Group members based on the income and other Tax Items of such members for the period that such Propel Group members are included in such Consolidated or Combined State Income Tax Return, but based on the apportionment factors derived by including all appropriate entities of both Groups on such Consolidated or Combined State Income Tax Return. Any amount so allocated to the Propel Group shall be a liability of Propel to MINC under this Section 2, regardless of whether or not such amount exceeds the total Tax liability shown on the Consolidated or Combined State Income Tax Return. Net operating losses or other Tax attributes attributable to the Propel Group in any Tax Period ending after the effective date of this Agreement shall be taken into account for purposes of determining the amount of Tax liability allocated to Propel for a subsequent Tax period, except to the extent that all or a portion of such net operating losses or other Tax attributes were (i) previously taken into account in making such determination of the amount of Tax liability allocated to Propel in any Tax period ending after the effective date of this Agreement or (ii) used to reduce the combined Tax liability attributable to members of the MINC Group in accordance with the last sentence of this paragraph. If, with respect to any Consolidated or Combined State Income Tax Return filed after the date of the IPO for a tax period ending on or after the IPO, the Propel Group has a net operating loss or other Tax attribute that reduced the combined Tax liability on the Consolidated or Combined State Income Tax Return below the amount that would have been payable if the Propel Group had not incurred such loss or other Tax attribute, then MINC shall be liable to Propel for the amount of the reduction, except to the extent that all or a portion of such net operating losses or other Tax attributes were previously taken into account in reducing the amount of Tax liability allocated to Propel in any Tax period ending after the effective date of this Agreement.

                  (ii) ALLOCATION OF CONSOLIDATED OR COMBINED STATE INCOME TAX ADJUSTMENTS. If there is any adjustment to the reported Tax liability with respect to any Consolidated or

         Combined State Income Tax reported on any Consolidated or Combined Income Tax Return (or to such Tax liability as previously adjusted), Propel shall be liable to MINC for the excess (if any) of--

                           (A) the State Income Tax liability of the Propel
                  Group computed as if all members of the Propel Group included in the Tax Return had filed a Consolidated or Combined State Income Tax Return for such members for the period that such Propel Group members are included in such Consolidated or Combined State Income Tax Return (based on the income and other Tax Items of such members, but based on the apportionment factors derived by including all appropriate entities of both Groups on such Consolidated or Combined State Income Tax Return) as so adjusted (the "Propel Group Recomputed State Tax Liability"); over

                           (B) the State Income Tax liability of the Propel
                  Group computed as if all members of the Propel Group included in the Tax Return had filed a Consolidated or Combined State Income Tax Return for such members based on the income and other Tax Items of such members for the period that such Propel Group members are included in such Consolidated or Combined State Income Tax Return (based on the income and other Tax Items of such members, but based on the apportionment factors derived by including all appropriate entities of both Groups on such Consolidated or Combined State Income Tax Return) as reported (or, if applicable, as previously adjusted) (the "Propel Group Prior State Tax Liability").

         If the Propel Group Prior State Tax Liability exceeds the Propel Group Recomputed State Tax Liability, MINC shall be liable to Propel for such excess. For purposes of this paragraph 2.03(b)(ii), if the Propel Group has a net operating loss after taking into account the adjustments allocable to such Group (or if it had a net operating loss based on Tax Items as reported, or, if applicable, as previously adjusted), the Propel Group Recomputed State Tax Liability (or, if applicable, the Propel Group Prior State Tax Liability) shall be less than zero to the extent such net operating loss produces (or produced) a Tax Benefit in consolidation for the applicable Tax Period. For purposes of this paragraph, the determination and payment of estimated Taxes (including the determination and payment of any Tax required to be paid with a request for an extension of time to file a Tax Return) shall not be treated as an adjustment to the related Consolidated or Combined State Income Tax.

SECTION 2.04 ALLOCATION OF OTHER TAXES. Except as provided in Section 2.05, all Taxes other than those specifically allocated pursuant to Sections 2.02 and 2.03 shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed. As between Propel and MINC, Propel shall be liable for all Taxes imposed on any member of the Propel Group and MINC shall be liable for all Taxes imposed on any member of the MINC Group. The Companies believe that there is no Tax not specifically allocated pursuant to Section 2.02 or Section 2.03 which is legally imposed on more than one legal entity (e.g., joint and several liability); however, if there is any such Tax, it shall be allocated in accordance with past practices as reasonably determined by the affected Companies, or in the absence of such practices, in accordance with any allocation method agreed upon by the affected Companies.

SECTION 2.05      TRANSACTION AND OTHER TAXES

(a) PROPEL LIABILITY. Except as provided in Section 2.05(b), Propel shall be liable for, and shall indemnify and hold harmless the MINC Group from and against any liability for, all Taxes resulting from the Transactions, including:

         (i) Any sales and use, gross receipts, or other transfer Taxes imposed on the transfers occurring pursuant to the Transactions; and

         (ii) any Tax obligations that are Propel's obligation pursuant to the IPO and Distribution Agreement.

(b) MINC LIABILITY. Notwithstanding the foregoing, MINC shall be liable for, and shall indemnify and hold harmless Propel from and against any liability for, all Taxes resulting from:

         (i) any Tax obligations that are MINC's obligation pursuant to the IPO and Distribution Agreement; and

         (ii) any Tax resulting from any income or gain recognized under Treasury Regulation Sections 1.1502-13 (or any corresponding provisions of other applicable Tax Laws) as a result of the Transactions with respect to the previous transfer between members of MINC's consolidated group of companies of the interest held in Abiatar, S.A.; provided, however, that Propel shall become liable for, and shall pay to MINC cash in an amount equal to any liability paid by MINC for the Taxes referred to in this Section 2.05(b)(ii), under the following circumstances:

         (A)      in the event that Propel undergoes a Change in Control; or

         (B) in the event that Propel undertakes any sale, transfer, or other disposition of Abiatar to a part other than to a member of the Propel Group.

If and to the extent that the MINC Group has a net operating loss or other tax attribute that is reduced as a result of such income or gain being taken into account, MINC shall be deemed to have paid tax on such income or gain for purposes of this Section 2.05(b)(ii) in amount equal to the liability for Taxes that MINC would have incurred if the MINC Group did not have such loss or tax attribute. Propel will pay such amount to MINC within 30 days following the earlier of (i) the date of such sale, transfer or other disposition of Abiatar or (ii) the date that Propel undergoes a Change in Control.

SECTION 3         PRORATION OF TAXES FOR STRADDLE PERIODS

(a) GENERAL METHOD OF PRORATION. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Deconsolidation Periods and Post-Deconsolidation Periods in accordance with the principles of Treasury Regulation Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items). If the

Deconsolidation Date is not an Accounting Cutoff Date, the provisions of Treasury Regulation Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items) for the month which includes the Deconsolidation Date.

(b) TRANSACTION TREATED AS EXTRAORDINARY ITEM. In determining the apportionment of Tax Items between Pre-Deconsolidation Periods and Post-Deconsolidation Periods, any Tax Items relating to the transactions which effectuate the Deconsolidation shall be treated as extraordinary items described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Deconsolidation Periods, and any Taxes related to such items shall be treated under Treasury Regulation Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Deconsolidation Periods.

SECTION 4    PREPARATION AND FILING OF TAX RETURNS

SECTION 4.01 GENERAL. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperation to one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Section 7.

SECTION 4.02 MINC'S RESPONSIBILITY. MINC has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

         (a) MINC Federal Consolidated Returns for any Tax Periods ending on, before or after the Deconsolidation Date;

         (b) Tax Returns for Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending on, before or after the Deconsolidation Date; and

         (c) Tax Returns for State Taxes (including Tax Returns with respect to State Taxes that are Separate Company Taxes) which the Companies reasonably determine, in accordance with MINC's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending on or before the Deconsolidation Date.

SECTION 4.03 PROPEL RESPONSIBILITY. Propel shall prepare and file, or shall cause to be prepared and filed, all Tax Returns required to be filed by or with respect to members of the Propel Group other than those Tax Returns which MINC is required to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by Propel under this Section 4.03 shall include (a) the Propel Federal Consolidated Return for Tax Periods ending after the Deconsolidation Date and (b) Tax Returns with respect to State Taxes that are Separate Company Taxes of the Propel Group for Tax Periods ending after the Deconsolidation Date.

SECTION 4.04    TAX ACCOUNTING PRACTICES

(a) GENERAL RULE. Except as otherwise provided in this Section 4.04, any Tax Return for any Pre-Deconsolidation Period or any Straddle Period, and any Tax Return for any Post-Deconsolidation Period to the extent items reported on such Tax Return might reasonably affect items reported on any Tax Return for any Pre-Deconsolidation Period or any Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Code or other applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the Responsible Company.

(b) REPORTING OF TRANSACTION TAX ITEMS. The Tax treatment reported on any Tax Return of Tax Items relating to the Transactions shall be consistent with the treatment of such items in the Ruling Requests and the Tax Opinions/Rulings (unless such treatment is not permissible under the Code). To the extent there is a Tax Item relating to the Transactions which is not covered by the Ruling Requests and/or the Tax Opinions/Rulings, the Companies shall agree on the Tax treatment of any such Tax Item reported on any Tax Return. For this purpose, the Tax treatment of such Tax Items on a Tax Return shall be determined by the Responsible Company with respect to such Tax Return and shall be agreed to by the other Company unless either (i) there is no reasonable basis for such Tax treatment, or (ii) such Tax treatment is inconsistent with the Tax treatment contemplated in the Ruling Request and/or the Tax Opinions/Rulings. Such Tax Return shall be submitted for review pursuant to Section 4.06(a), and any dispute regarding such proper Tax treatment shall be referred for resolution pursuant to Section 14, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the Tax Return.

SECTION 4.05 CONSOLIDATED OR COMBINED INCOME TAX RETURNS. The Companies will elect and join, and will cause their respective Affiliates to elect and join, in filing consolidated, unitary, combined, or other similar joint Tax Returns, to the extent each entity is eligible to join in such Tax Returns, if MINC reasonably determine that the filing of such Tax Returns is consistent with past reporting practices, or, in the absence of applicable past practices, will result in the minimization of the net present value of the aggregate Tax to the entities eligible to join in such Tax Returns.

SECTION 4.06    RIGHT TO REVIEW TAX RETURNS

(a) GENERAL. The Responsible Company with respect to any Tax Return shall make such Tax Return and related workpapers available for review by the other Company, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or
(iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall use its reasonable best efforts to make such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for filing of such Tax Returns to provide the requesting party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, taking into account the person responsible for payment of the Tax (if any) reported on such Tax Return and the materiality of the amount of Tax liability with respect to such Tax Return. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

(b) EXECUTION OF RETURNS PREPARED BY OTHER PARTY. In the case of any Tax Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by the other Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the Tax treatment of any material item reported on the Tax Return or the Tax treatment of any material item reported on the Tax Return should, in the opinion of a Tax advisor from a nationally recognized legal, accounting or professional tax services firm, subject the other Company (or its authorized representatives) to material penalties.

SECTION 4.07 CLAIMS FOR REFUND, CARRYBACKS, AND SELF-AUDIT ADJUSTMENTS: MINC CONSENT REQUIRED FOR ADJUSTMENT REQUESTS RELATED TO CONSOLIDATED OR COMBINED INCOME TAXES. Propel hereby agrees that, unless MINC consents in writing, (i) no Adjustment Request with respect to any Consolidated or Combined Income Tax shall be filed, and (ii) any available elections to waive the right to claim in any Pre-Deconsolidation Period with respect to any Consolidated or Combined Income Tax any Propel Carryback arising in a Post-Deconsolidation Period shall be made, and no affirmative election shall be made to claim any such Propel Carryback; provided, however, that the parties agree that an Adjustment Request shall be made with respect to any Propel Carryback related to U.S. federal or state Taxes, upon the reasonable request of Propel, if such Propel Carryback is necessary to prevent the loss of the federal and/or state Tax Benefit of such Carryback (including, but not limited to, an Adjustment Request with respect to a Carryback of a Propel federal or state capital loss arising in a Post-Deconsolidation Period to a Pre-Consolidation Period) and such Adjustment Request, based on MINC's sole, reasonable determination, will cause no Tax detriment to MINC, the MINC Group or any member of the MINC Group. Any Adjustment Request which MINC consents to make under this Section 4.07 shall be prepared and filed by the Responsible Company for the Tax Return to be adjusted.

SECTION 5         TAX PAYMENTS AND INTERCOMPANY BILLINGS

SECTION 5.01 PAYMENT OF TAXES WITH RESPECT TO MINC FEDERAL CONSOLIDATED RETURNS FILED AFTER THE DATE OF THE INITIAL PUBLIC OFFERING. In the case of any MINC Federal Consolidated Return the due date for which (including extensions) is after the date of the Initial Public Offering:

         (a) COMPUTATION AND PAYMENT OF TAX DUE. At least three business days prior to any Payment Date, MINC shall compute the amount of Tax required to be paid to the Internal Revenue Service (taking into account the requirements of Section 4.04 relating to consistent accounting practices) and will pay such amount to the Internal Revenue Service on or before such Payment Date.

         (b) COMPUTATION AND PAYMENT OF PROPEL LIABILITY WITH RESPECT TO TAX DUE. Within 30 days following any Payment Date, Propel will pay to MINC the excess (if any) of-

                  (i) the consolidated Tax liability allocable to the members of the Propel Group, determined by MINC as of such Payment Date with respect to the applicable Tax Period in a manner consistent with
         Section 2.02(a) (the "Allocated Federal Tax Liability"), over

                  (ii) the cumulative net payment with respect to such Tax Return prior to such Payment Date by the members of the Propel Group (the "Cumulative Federal Tax Payment").

If the Propel Group Cumulative Federal Tax Payment is greater than the Propel Group Allocated Federal Tax Liability as of any Payment Date, then MINC shall pay such excess to Propel within 30 days of MINC's receipt of the corresponding Tax Benefit (i.e., through either a reduction in MINC's otherwise required Tax payment or a refund of prior tax payments).

         (c) INTEREST ON INTERGROUP TAX ALLOCATION PAYMENTS. In the case of any payments to MINC required under paragraph (b) of this subsection 5.01, Propel shall also pay to MINC an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the applicable Payment Date to the date of payment. In the case of any payments by MINC required under paragraph (b) of this subsection 5.01, MINC shall also pay to Propel an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount to Propel.

SECTION 5.02    PAYMENT OF FEDERAL INCOME TAX RELATED TO ADJUSTMENTS

(a) ADJUSTMENTS RESULTING IN UNDERPAYMENTS. MINC shall pay to the Internal Revenue Service when due any additional Federal Income Tax required to be paid as a result of adjustment to the consolidated Tax liability with respect to any MINC Federal Consolidated Return. MINC shall compute the amount attributable to the Propel Group in accordance with Section 2.02(b) and Propel shall pay to MINC any amount due MINC (or MINC shall pay Propel any amount due Propel) under
Section 2.02(b) within 30 days from the later of (i) the date the additional Tax was paid by MINC or (ii) the date of receipt by Propel of a written notice and demand from MINC for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any payments required under this
Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by MINC to the date of the payment under this Section 5.02(a).

(b) ADJUSTMENTS RESULTING IN OVERPAYMENTS. Within 30 days of receipt by MINC of any Tax Benefit resulting from any adjustment to the consolidated Tax liability with respect to any MINC Federal Consolidated Return, MINC shall pay to Propel, or Propel shall pay to MINC (as the case may be), the respective amounts due from or to MINC as determined by MINC in accordance with Section 2.02(b). Any payments required under this Section 5.02(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by MINC to the date of payment to Propel under this Section 5.02(b).

SECTION 5.03 PAYMENT OF STATE INCOME TAX WITH RESPECT TO TAX RETURNS FILED AFTER THE DATE OF THE INITIAL PUBLIC OFFERING

(a) COMPUTATION AND PAYMENT OF TAX DUE. At least three business days prior to any Payment Date for any Tax Return with respect to any State Income Tax, the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and --

         (i) If such Tax Return is with respect to a Consolidated or Combined State Income Tax, MINC will pay such amount to such Tax Authority on or before such Payment Date.

         (ii) If such Tax Return is with respect to a Separate Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

(b) COMPUTATION AND PAYMENT OF PROPEL LIABILITY WITH RESPECT TO TAX DUE. Within 30 days following the earlier of (i) the due date (including extensions) for filing any Tax Return for any Consolidated or Combined State Income Tax (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file) or (ii) the date on which such Tax Return is filed, Propel shall pay to MINC (or MINC shall pay to Propel) the amount allocable to the Propel Group as determined by the Responsible Company under the provisions of Section 2.03(b)(i), plus interest computed at the Prime Rate on the amount of the payment based on the number of days from earlier of
(i) the due date of the Tax Return (including extensions) or (ii) the date on which such Tax Return is filed, to the date of payment.

SECTION 5.04      PAYMENT OF STATE INCOME TAXES RELATED TO ADJUSTMENTS

(a) ADJUSTMENTS RESULTING IN UNDERPAYMENTS. MINC shall pay to the applicable Tax Authority when due any additional State Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Consolidated or Combined State Income Tax Return. MINC shall compute the amount attributable to the Propel Group in accordance with Section 2.03(b)(ii) and Propel shall pay to MINC any amount due MINC (or MINC shall pay Propel any amount due Propel) under Section 2.03(b)(ii) within 30 days from the later of (i) the date the additional Tax was paid by MINC or (ii) the date of receipt by Propel of a written notice and demand from MINC for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any payments required under this Section 5.04(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by MINC to the date of the payment under this
Section 5.04(a).

(b) ADJUSTMENTS RESULTING IN OVERPAYMENTS. Within 30 days of receipt by MINC of any Tax Benefit resulting from any adjustment to the Tax liability with respect to any Consolidated or Combined State Income Tax Return, MINC shall pay to Propel, or Propel shall pay to MINC (as the case may be), the respective amounts due from or to MINC as determined by MINC in accordance with Section 2.03(b)(ii). Any payments required under this Section 5.04(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by MINC to the date of payment under this Section 5.04(b).

SECTION 5.05 PAYMENT OF SEPARATE COMPANY TAXES. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Separate Company Taxes owed by such Company or a member of such Company's Group.

SECTION 5.06 INDEMNIFICATION PAYMENTS. If any Company (the "payor") is required to pay to a Tax Authority a Tax that another Company (the "responsible party") is required to pay to such Taxing Authority under this Agreement, the responsible party shall reimburse the payor within 30 days of delivery by the payor to the responsible party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this Section 5.06.

SECTION 6    TAX BENEFITS

If a member of one Group receives any Tax Benefit with respect to any Taxes for which a member of another Group is liable hereunder, the Company receiving such Tax Benefit shall make a payment to the Company who is allocated such Taxes hereunder within 30 days following receipt of the Tax Benefit in an amount equal to the Tax Benefit (including any Tax Benefit realized as a result of the payment), plus interest on such amount computed at the Prime Rate based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount under this Section 6.

SECTION 7    ASSISTANCE AND COOPERATION

(a) GENERAL. After the Initial Public Offering, the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Company and its Affiliates available to such other Company as provided in Section 8. Each of the

Companies shall also make available to the other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this
Section 7 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

(b) INCOME TAX RETURN INFORMATION. Each Company will provide to the other Company information and documents relating to its Group required by the other Company to prepare Tax Returns. The Responsible Company shall determine a reasonable compliance schedule for such purpose in accordance with MINC's past practices. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns on a timely basis.

SECTION 8    TAX RECORDS

SECTION 8.01 RETENTION OF TAX RECORDS. Each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Deconsolidation Periods, and MINC shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Deconsolidation Tax Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Deconsolidation Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, a Company reasonably determines that any Tax Records which it is required to preserve and keep under this Section 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to the other Company. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

SECTION 8.02 ACCESS TO TAX RECORDS. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

SECTION 9    TAX CONTESTS

SECTION 9.01 NOTICE. Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax Periods for which it is indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (i) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and (ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment.

SECTION 9.02 CONTROL OF TAX CONTESTS

(a) SEPARATE COMPANY TAXES. In the case of any Tax Contest with respect to any Separate Company Tax, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability.

(b) CONSOLIDATED OR COMBINED INCOME TAXES. In the case of any Tax Contest with respect to any Consolidated or Combined Income Tax, (i) MINC shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any MINC Adjustment, including settlement of any such MINC Adjustment and (ii) Propel shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Propel Adjustment, including settlement of any such Propel Adjustment, and (iii) the Tax Contest Committee shall control the defense or prosecution of Joint Adjustments and any and all administrative matters not directly and exclusively related to any MINC Adjustment or Propel Adjustment. The Tax Contest Committee shall be comprised of two persons, one person selected by MINC (as designated in writing to Propel) and one person selected by Propel (as designated in writing to MINC). Each person serving on the Tax Contest Committee shall continue to serve unless and until he or she is replaced by the party designating such person. Any and all matters to be decided by the Tax Contest Committee shall require the unanimous approval of both persons serving on the committee. In the event the Tax Contest Committee shall be deadlocked on any matter, the provisions of Section 14 of this Agreement shall apply. A Company shall not agree to any Tax liability for which another Company may be liable under this Agreement, or compromise any claim for any Tax Benefit to which another Company may be entitled under this Agreement, without such other Company's written consent (which consent may be given or withheld at the sole discretion of the Company from which the consent would be required).

SECTION 10 EFFECTIVE DATE; TERMINATION OF PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS. This Agreement shall be effective on the date of the Initial Public Offering. Immediately prior to the close of business on the date of the Initial Public Offering (i) all Prior Intercompany Tax Allocation Agreements shall be terminated, and (ii) amounts due under such agreements as of the date of the Initial Public Offering shall be settled as of the date of the Initial Public Offering (including capitalization or distribution of amounts due or receivable under such agreements). Upon such termination and settlement, no further payments by or to MINC or by or to the Propel, with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time. Any payments pursuant to such agreements shall be ignored for purposes of computing amounts due under this Agreement; provided that payments made pursuant to such agreements shall be credited to Propel or Motorola, respectively, in computing their respective obligations pursuant to this Agreement, in the event that such payments relate to a Tax liability that is the subject matter of this Agreement for a tax period that is the subject matter of this Agreement.

SECTION 11 SURVIVAL OF OBLIGATIONS. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

SECTION 12   TREATMENT OF PAYMENTS; TAX GROSS UP

SECTION 12.01 TREATMENT OF TAX INDEMNITY AND TAX BENEFIT PAYMENTS. In the absence of any change in Tax treatment under the Code or other applicable Tax Law,

         (a) any Tax indemnity payments made by a Company under Section 5 shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the Deconsolidation, but only to the extent the payment does not relate to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws), and

         (b) any Tax Benefit payments made by a Company under Section 6, shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the Deconsolidation, but only to the extent the payment does not relate to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws).

SECTION 12.02 TAX GROSS UP. If notwithstanding the manner in which Tax indemnity payments and Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement.

SECTION 12.03 INTEREST UNDER THIS AGREEMENT. Anything herein to the contrary notwithstanding, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted under Section 13.02 to take into account any associated Tax Benefit to the indemnitor or increase in Tax to the indemnitee.

SECTION 13 DISAGREEMENTS. If after good faith negotiations the parties cannot agree on the application of this Agreement to any matter, then the matter will be referred to a nationally recognized accounting firm acceptable to each of the parties (the "Accounting Firm"). The Accounting Firm shall furnish written notice to the parties of its resolution of any such disagreement as soon as practical, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. In accordance with
Section 16, each party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the parties affected by the matter.

SECTION 14 LATE PAYMENTS. Any amount owed by one party to another party under this Agreement which is not paid when due shall bear interest at the Prime Rate plus two percent, compounded semiannually, from the due date of the payment to the date paid. To the extent interest required to be paid under this Section 15 duplicates interest required to be paid under any other provision of this Agreement, interest shall be computed at the higher of the interest rate provided under this Section 15 or the interest rate provided under such other provision.

SECTION 15 EXPENSES. Except as provided in Section 14, each party and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

SECTION 16        GENERAL PROVISIONS

SECTION 16.01 ADDRESSES AND NOTICES. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in party or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service or by facsimile transmission) to the party at the party's address as follows:


If to MINC:                Motorola, Inc.
                           1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                           Attention:     General Counsel
                           Telecopy:      (847) 576-3628

                           with copies to:

                           Motorola, Inc.
                           1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                           Attention:     Chief Financial Officer and Chief
                                          Accounting Officer
                           Telecopy:      (847) 576-4768

                           and

                           Motorola, Inc.
                           1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                           Attention:     Senior Vice President, Director of
                                          Worldwide Tax, Corporate Finance
                           Telecopy:      (847) 576-0903

If to Propel:              Propel, Inc.
                           425 North Martingale Road
                           18th Floor
                           Schaumburg, Illinois 60173
                           Attention:     General Counsel
                           Telecopy:      (847) 435-3916

                           with a copy to:

                           Propel, Inc.
                           425 North Martingale Road
                           18th Floor
                           Schaumburg, Illinois 60173
                           Attention:     Chief Financial Officer
                           Telecopy:      (847) 435-3916


A party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other parties.

SECTION 16.02 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

SECTION 16.03 WAIVER. No failure by any party to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligations, rights, or remedies under this Agreement.

SECTION 16.04 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 16.05 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with Section 9.

SECTION 16.06 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto. In the event of any inconsistency between this Agreement and either the Master Separation Agreement, the IPO and Distribution Agreement, or any other agreements relating to the transactions contemplated by the Master Separation Agreement and the IPO and Distribution Agreement, the provisions of this Agreement shall control.

SECTION 16.07 CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

SECTION 16.08 NO DOUBLE RECOVERY; SUBROGATION. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any costs, damages, or other amounts for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 4.07), the indemnifying party shall be subrogated to all rights of the indemnified party for recovery from any third party.

SECTION 16.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

SECTION 16.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

SECTION 16.11 PROPEL SUBSIDIARIES. If, at any time, Propel acquires or creates one or more subsidiary corporations that are includable corporations of the Propel Group, they shall be subject to this Agreement and all references to the Propel Group herein shall thereafter include a reference to such subsidiaries.

SECTION 16.12 SUCCESSORS. This Agreement shall be binding on and inure to the benefit of any successor by merger, acquisition of assets, or otherwise, to any of the parties hereto (including but not limited to any successor of MINC or Propel succeeding to the Tax attributes of either under Section 381 of the
Code), to the same extent as if such successor had been an original party to this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

MOTOROLA, INC.


By:      _________________________________
Its:     _________________________________


PROPEL, INC.


By:      _________________________________
Its:     _________________________________